Exhibit 10.1

 THIS ADVANCE AGREEMENT (THIS “INSTRUMENT”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS INSTRUMENT HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ADVANCE AGREEMENT

Dated as of March 31, 2023
Principal Amount: Up to $990,000	New York, New York

Ross Acquisition Corp II, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Maker”), promises to pay to the order of APRINOIA Therapeutics Inc., or its registered assigns or successors in interest (the “Payee”), the principal sum of up to $990,000 in lawful money of the United States of America, on the terms and conditions described below. All payments on this Instrument shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Instrument.

1.            Principal. Amounts advanced under this Instrument shall be due and payable by the Maker (such date, the “Maturity Date”), subject to Section 12 below, upon the earlier of (a) the date of the consummation of an initial business combination by the Maker and (b) the date of the liquidation of the Maker.

2.            Interest. No interest shall accrue on amounts advanced under this Instrument.

3.            Advance Requests. The Payee will advance up to $990,000 into the trust account of the Maker established in connection with its initial public offering and currently maintained by Continental Stock Transfer & Trust Company (the “Trust Account”), such amounts to be for the benefit of the holders of the Maker’s unredeemed shares of Class A ordinary shares (the “Public Shares”) upon redemption or upon liquidation of the Maker in accordance with the Maker’s amended and restated memorandum and articles of association, as amended. The principal of this Instrument may be advanced (each, an “Advance”) to the Maker in six equal amounts equal to the lesser of (i) an aggregate of $165,000 and (ii) $0.033 for each Public Share then outstanding on the 13th of each month from March 2023 through September 2023; provided, however, that the maximum amount of Advances collectively funded by the Payee under this Instrument shall not exceed $990,000.  The obligation of Payee to make Advances will terminate upon the earliest to occur of (A) the date on which the Maker consummates its initial business combination, (B) the determination by the board of directors of the Maker to cease extending for additional calendar months, (C) the date of the liquidation of the Maker, (D) September 17, 2023, and (E) the termination (other than a termination pursuant to Section 11.01(f) thereof) of that certain business combination agreement by and among the Maker, the Payee and certain other parties thereto dated January 17, 2023 (the “Business Combination Agreement”). The Payee shall fund each Advance via a wire transfer directly to the Trust Account no later than the 16th of each applicable monthly period, provided that the first Advance hereunder shall be made concurrently with the execution hereof. Once an amount advanced under this Instrument, it shall not be available for any future Advances. Except as set forth herein (including but not limited to Section 4), no fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Advance.

4.            Application of Payments. All payments by the Maker pursuant to Section 1 shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Instrument, including, without limitation, reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Instrument.

5.            Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)            Failure to Make Required Payments. Failure by the Maker to pay the amounts advanced under this Instrument to the Payee’s designated bank account within five (5) business days of the Maturity Date.

(b)            Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)             Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

(d)            Other Business Combination. The consummation of any business combination other than the proposed business combination under the Business Combination Agreement or the breach of any representations, warranties, covenants of any SPAC Acquisition Entities (as defined under the Business Combination Agreement) under the Business Combination Agreement.

6.            Remedies.

(a)            Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Instrument to be due immediately and payable, whereupon the amounts advanced under this Instrument, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)            Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the amounts advanced under this Instrument, and all other sums payable with regard to this Instrument, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.            Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Instrument waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Instrument, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Instrument, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.            Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Instrument, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Instrument, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9.            Notices. All notices, statements or other documents which are required or contemplated by this Instrument shall be made in writing and delivered: (a) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally or if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.          Construction. THIS INSTRUMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.          Severability. Any provision contained in this Instrument, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.          Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the units issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in the Maker’s Registration Statement on Form S-1 (File No. 333-252633) filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.  The provisions of this Section 12 shall be in addition to, and not in limitation of, any releases of Claims against the Trust Account which may be provided by the Payee pursuant to the Business Combination Agreement, or otherwise.

13.          Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.          Assignment. The Maker may not assign or transfer this Instrument or any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of Payee and any attempted assignment without the required consent shall be void. Subject to the foregoing, this Instrument shall be binding upon the Maker, its successors, transferees and assigns.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Instrument to be duly executed by the undersigned as of the day and year first above written.

Ross Acquisition Corp II

By:	/s/ Wilbur L. Ross Jr.
	Name:	Wilbur L. Ross Jr.
	Title:	Chief Executive Officer

APRINOIA Therapeutics Inc.

By:	/s/ Ming-Kuei Jang
	Name:	Ming-Kuei Jang
	Title:	Chief Executive Officer

 [Signature Page – Advance Agreement]